UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2025

ConnectM Technology Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-41389 (Commission File Number)	87-2898342 (I.R.S. Employer Identification Number)

2 Mount Royal Avenue, Suite 550 Marlborough, Massachusetts (Address of principal executive offices)	01752 (Zip code)

617-395-1333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CNTM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 11, 2025, ConnectM Technology Solutions Inc., a Delaware corporation (the “Company”) held a special meeting of stockholders of the Company (the “Meeting”).

As of March 17, 2025, the record date for the Meeting, there were 35,505,015 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) outstanding.

At the Meeting, the stockholders voted on the following two proposals and cast their votes as follows:

1. Stockholders approved the proposal, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of up to an aggregate of 25,000,000 shares of Common Stock that are issuable to YA II PN, LTD, pursuant to the Standby Equity Purchase Agreement dated as of December 17, 2024 by and between the Company and YA II PN, LTD.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,259,205	71,901	1,698	1,534,426

2. Stockholders approved the proposal, to amend the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio of between 1-for-5 and 1-for-8, with such ratio to be determined at the sole discretion of the board of directors of the Company and with such reverse stock split to be effected at such time and date, if at all, as determined by the board of directors of the Company in its sole discretion.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,775,343	90,145	1,742	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 11, 2025

CONNECTM TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Bhaskar Panigrahi
Name:	Bhaskar Panigrahi
Title:	Chief Executive Officer